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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the following appearing in this Current Report on Form 8-K of Medaphis Corporation dated April 3, 1996:

     - To the incorporation by reference in the Registration Statement No. 333-1800 of Medaphis Corporation on Form S-4 of our report dated May 6, 1996, relating to the supplemental consolidated financial statements of Medaphis Corporation as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995; and

     - To the incorporation by reference in Registration Statements Nos. 33-46847, 33-64952, 33-67752, 33-71556, 33-88442, 33-88444, 33-90876,
      33-90874, 33-95742, 33-95746, 33-95748, and 333-03213 of Medaphis
      Corporation on Form S-8 of our report dated May 6, 1996 relating to the supplemental consolidated financial statements of Medaphis Corporation as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995.

Atlanta, Georgia
May 23, 1996